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                                                                    EXHIBIT 10.5

                              AMENDED AND RESTATED
                            RENEWAL PROMISSORY NOTE

$129,050.00

                                                       Dated as of June 27, 1997


      FOR VALUE RECEIVED, the undersigned, LET'S TALK CELLULAR & WIRELESS, INC. a Florida corporation (the "Borrower"), hereby promises to pay to the order of NICK MOLINA, a Florida resident ("Lender"), the principal sum of One Hundred and Twenty-Nine Thousand Fifty and no/100 Dollars ($129,050.00), together with interest on the unpaid principal balance hereof from time to time outstanding, from the date hereof until the principal hereof shall have become due and payable (whether by acceleration, maturity or otherwise) at a fixed rate equal to eight percent (8%) per annum. Said principal and interest shall be payable in lawful money of the United States of America and in immediately available funds, computed on a daily basis, based upon a 360-day year. All payments shall be made to the Lender at the Borrower's principal office at 5200 N.W. 77th Court, Miami, Florida 33166, or at such other place as the holder hereof may, from time to time, designate in writing.

      All outstanding principal shall be due and payable in full to the Lender on the earlier to occur of (a) a Qualified Public Offering (as that term is defined in that certain Shareholders' Agreement, dated as of the date hereof (the "Shareholders' Agreement"), by and among the Borrower, the Lender, HIG Fund V, Inc. ("HIG"), Texas Cellular Partners, L.P. ("TCP"), Brett Beveridge and Allan Sorensen) or (b) June 1, 1998 (each a "Final Payment Date"). All accrued and unpaid interest under this Note shall be due and payable monthly in arrears on the first day of each month until this Note is paid in full, and at maturity.

      This Note replaces and renews that certain Renewal Promissory Note, dated as of June 25, 1996, and evidences the outstanding balance of any and all prior loans made by the Lender to the Borrower (the "Shareholder Loan"), the outstanding principal balance of which Shareholder Loan as of the date hereof equals the original principal balance of this Note. Accordingly, no Florida documentary stamp taxes are due and payable on this Note. As of the date hereof, no interest which has heretofore accrued with respect to the Shareholder Loan remains unpaid. All principal outstanding pursuant to the Shareholder Loan as of the date hereof shall, as of the date hereof and without any action on the part of any party, be deemed to be outstanding under this Note. Acceptance by the Lender of this Note shall not be deemed or construed as payment or satisfaction of the Shareholder Loan, which shall continue to remain outstanding although the indebtedness represented thereby is consolidated herein. This Note represents any and all amounts that are currently owed by the Borrower to the Lender.

      If the principal of this Note or any portion hereof and, to the extent permitted by law, interest hereon shall not be paid when due, whether by acceleration or otherwise, the same shall, or in the event of the occurrence of an Event of Default (as hereinafter defined), the outstanding principal balance of this Note shall, at the option of the Lender, thereafter bear interest for any period during which the same shall be overdue, or during the pendency of any such Event of


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Default, at a rate per annum equal to the lower of (a) the maximum rate permitted by applicable law, or (b) a rate of fourteen percent (14%) per annum, and payable on demand.

      Upon the happening of any of the following events each of which shall constitute a default hereunder (herein referred to as an "Event of Default"), all liabilities of the Borrower to the Lender, whether or not evident by this Note, shall thereupon or thereafter, at the option of the Lender, without notice or demand, become due and payable (the "Acceleration Rights"):

           (a) failure of the Borrower to perform any agreement hereunder or under any other instrument or agreement evidencing, securing and/or guaranteeing the obligations and indebtedness of the Borrower to the Lender evidenced by this Note, or to pay in full, when due, any liability whatsoever or any principal installment of this Note or interest installment hereon, when the same shall become due and payable;

           (b) the Borrower shall at the direction of the Board of Directors (excluding the vote of the Lender):

               (i) make an assignment for the benefit of creditors, petition or apply to any court or other tribunal for the appointment of a custodian, receiver or any trustee or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; the Borrower, by any act or omission shall indicate consent to, approval of or fail to timely object to any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty
      (30) days or more;

               (ii) generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; or

               (iii) have concealed, removed or permitted to be concealed or removed any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or


               (iv) be "insolvent", as such term is defined in the federal bankruptcy code;


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           (c) the taking of possession of any substantial part of the property of the Borrower at the instance of any governmental authority;

      Notwithstanding the foregoing paragraph, the Lender's Acceleration Rights shall not be exercisable prior to a Final Payment Date if at the time of the Event of Default the Lender and Brett Beveridge are in control of the Borrower's Board of Directors pursuant to the terms of the Shareholders' Agreement. If HIG and TCP are in control of the Board of Directors pursuant to the terms of the Shareholders' Agreement, then the Lender's Acceleration Rights shall be exercisable immediately upon an Event of Default; provided, however, that in the event that an Event of Default is due to a failure to make a payment of interest when due hereunder and such missed payment is not cured within fifteen (15) days after the failure to make such payment, then the Lender shall stay the exercise of its Acceleration Rights for a period of six months from the date that the Borrower failed to make a payment of interest when due.

      The Borrower agrees to pay all reasonable costs incurred by any holder hereof, including reasonable attorneys' fees and costs (including those for appellate proceedings), incurred in connection with any Event of Default, or in connection with the collection or attempted collection or enforcement hereof whether or not legal proceedings may have been instituted.

      All parties to this Note, including the Borrower and any sureties, endorsers or guarantors, hereby waive presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment hereof, and agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange or substitution of any security for this Note or by way of any extension or extensions of time for payment of principal or interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice to or consent of any of them. The rights and remedies of the holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

      The Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest which, when added to any commitment fee or any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Florida or the United States of America, whichever is higher or unlimited. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under the laws of the State of Florida or the United States of America, whichever is higher or unlimited, any and all such excess is hereby waived and shall be credited to the outstanding principal balance and/or, to the extent such excess exceeds such outstanding principal balance, returned to the Borrower.

      The unpaid balance of this Note may be prepaid at any time and from time to time without premium or penalty. All prepayments made hereunder shall be credited first to accrued interest and then to principal; however, in the event of default hereunder, the Lender may, in its sole


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discretion, and in such order as it may choose, apply any payment(s) to interest, principal and/or lawful charges and expenses then accrued.

      No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. No waiver shall be effective unless in writing and signed by the holder of this Note.

      This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida. In the event the Lender determines it necessary to institute suit to collect on this Note, the action may be maintained in Miami, Florida and the Borrower does hereby consent to the institution of action in that jurisdiction and waive any and all defenses it may have to the maintenance of the suit in Miami, Florida. This Note is binding upon the Borrower and its personal representatives, successors and assigns.

      THE BORROWER HEREBY, AND THE LENDER BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE CERTAIN MODIFICATIONS TO THE SHAREHOLDER LOAN AS EVIDENCED BY THIS NOTE.


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     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed and delivered as of the day and year first written above.

                                    LET'S TALK CELLULAR & WIRELESS, INC.


                                    By: /s/ Brett Beveridge
                                        -------------------------------------

                                    Print Name: Brett Beveridge
                                                -----------------------------

                                    Its: President
                                         ------------------------------------

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